UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2010

CHINA EXECUTIVE EDUCATION CORP.
 (Exact name of registrant as specified in its charter)

Nevada	000-54086	75-3268300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangzhou MYL Business Administration Consulting Co. Ltd.
Room 307, Hualong Business Building,
110 Moganshan Road, Hangzhou, P.R.China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

310005
(Zip Code)

(86) 0571-8880-8109
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2010, the Board of Directors (the “Board”) of China Executive Education Corp. (the “Company”) adopted Amended and Restated Bylaws, effective immediately upon their adoption.  These newly adopted Amended and Restated Bylaws amend Section 6 to establish a quorum of shareholders for the purpose of transacting business at shareholders meetings to be at least 33 1/3 percent of the outstanding shares of common stock of the Company.  In addition, the newly adopted Amended and Restated Bylaws reflect the Company’s current name.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference into this Item 5.03.

Item 7.01.  Regulation FD Disclosure.

On October 7, 2010, the Board adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees.  A copy of the Company’s Code of Business Conduct and Ethics is attached hereto as Exhibit 14.1 and incorporated herein by reference into this Item 7.01.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

Exhibit 14.1	Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXECUTIVE EDUCATION CORP. Dated: October 11, 2010

By	/s/ Kaien Liang
Name: Kaien Liang Title: Chairman and Chief Executive Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference

3.1	Amended and Restated Bylaws of the Company.	X
14.1	Code of Business Conduct and Ethics.	X